UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2020

MACY'S, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	1-13536	13-3324058
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

151 West 34th Street, New York, New York 10001
(Address of Principal Executive Offices)
(513) 579-7780
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	M	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 15, 2020, the Board of Directors of Macy’s, Inc. (“Macy’s” or the “Company”) appointed Felicia Williams, 54, as interim Chief Financial Officer, effective June 1, 2020.  Ms. Williams has been Senior Vice President, Controller and Enterprise Risk Officer of the Company since June 2016, Senior Vice President, Finance and Risk Management from February 2011 to June 2016 and has held a number of other positions within the Company since 2004.  Ms. Williams will succeed Paula A. Price who, as previously announced, will depart the Company on May 31, 2020.

The Board of Directors also appointed Paul Griscom, 39, as interim Principal Accounting Officer, effective June 1, 2020.  Mr. Griscom has been Vice President, Financial Reporting and Accounting Services since May 2019, Vice President, Financial Reporting from June 2017 to April 2019 and Director of Financial Reporting from July 2016 to May 2017.  Previously, he was Director, Training & Products, GAAP Dynamics from 2012 to 2016 and Senior Manager, KPMG LLP from 2000 to 2012.

Ms. Williams and Mr. Griscom will each receive a monthly stipend, in addition to current salary, for the additional responsibilities during their interim tenure.

Macy’s, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 20, 2020	MACY’S, INC. By:/s/ Elisa D. Garcia Name: Elisa D. Garcia Title: Chief Legal Officer and Secretary